Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen New Jersey Dividend Advantage Municipal Fund
333-53270
811-09455

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental
Investment Policies.   The meeting was subsequently adjourned to January
12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Fund s fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
             3,140,413
                    1,271
   Against
                280,927
                           2
   Abstain
                  93,520
                          -
   Broker Non-Votes
             1,134,828
                          -
      Total
             4,649,688
                    1,273



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
             3,174,792
                    1,273
   Against
                244,219
                          -
   Abstain
                  95,849
                          -
   Broker Non-Votes
             1,134,828
                          -
      Total
             4,649,688
                    1,273




Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052375.